UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 1, 2018

Commission File No. 0-19341

BOK FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	73-1373454
(State or other jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Bank of Oklahoma Tower
Boston Avenue at Second Street
Tulsa, Oklahoma	74192
(Address of Principal Executive Offices)	(Zip Code)

(918) 588-6000
(Registrant’s telephone number, including area code)

N/A
___________________________________________
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.01    Completion of Acquisition or Disposition of Assets

On October 1, 2018, BOK Financial Corporation, an Oklahoma corporation (the “Company”), completed its previously announced merger (the “Merger”) with CoBiz Financial, Inc., a Colorado corporation (“CoBiz”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of June 17, 2018, between CoBiz, the Company, and an Oklahoma corporation and wholly owned subsidiary of the Company, BOKF Merger Corporation Number Sixteen (the “Merger Subsidiary”). At the effective time of the Merger (the “Effective Time”), CoBiz merged with and into the Merger Subsidiary, with the Merger Subsidiary as the surviving corporation in the Merger. Pursuant to the terms of the Merger Agreement, each holder of CoBiz’s common stock, $0.01 par value (the “CoBiz Common Stock”), has the right to receive 0.17 shares of common stock (the “Per Share Stock Consideration”) of the Company, $0.00006 par value (the “Company Common Stock”) and $5.70 in cash (“Per Share Cash Consideration”) for each share of CoBiz Common Stock held immediately prior to the Effective Time, with cash to be paid in lieu of fractional shares (the Per Share Stock Consideration and the Per Share Cash Consideration, the “Merger Consideration”).

Also, at the Effective Time, each outstanding CoBiz stock option (“CoBiz Stock Option”) was cancelled and converted automatically into the right to receive the Merger Consideration with respect to a number of shares of CoBiz Common Stock equal to the (x) product of (A) the number of shares of CoBiz Common Stock subject to such CoBiz Stock Option multiplied by (B) the excess, if any, of (i) the sum of the Per Share Stock Consideration and the Per Share Cash Consideration over (ii) the exercise price per share, divided by (y) the sum of the Per Share Stock Consideration and the Per Share Cash Consideration. Any CoBiz Stock Option that had an exercise price per share of CoBiz Common Stock that was greater than or equal to the sum of (x) Per Share Stock Consideration plus (y) the Per Share Cash Consideration was cancelled in exchange for no consideration.
Also, at the Effective Time, each award in respect of a share of CoBiz Common Stock subject to vesting, repurchase or other lapse restriction granted under the CoBiz Stock Plan that was outstanding immediately prior to the Effective Time (a “CoBiz Restricted Stock Award”), fully vested and was cancelled and converted automatically into the right to receive the Merger Consideration in respect of each share of CoBiz Common Stock underlying such CoBiz Restricted Stock Award.
It is expected that in the first quarter of 2019, CoBiz Bank, a Colorado state bank, will be merged with and into the Company’s wholly-owned subsidiary, BOKF, NA (the “Bank Merger”) with BOKF, NA as the surviving bank in the Bank Merger.
The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on June 18, 2018 and incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2018, pursuant to the terms of the Merger Agreement and the Board of Director resolution approving the Merger Agreement, a majority of the shareholders of the Company increased the size of the Company Board of Directors (the “Board”) by one and elected Steven Bangert, former Chairman and Chief Executive Officer of CoBiz, to the Board. Mr. Bangert will stand for re-election to the Board at the next annual meeting of shareholders to be held in April 2019.

Item 8.01    Other Events

The Company issued a press release respecting the closing of the Merger. A copy of the press release is incorporated herein by reference as Exhibit 99.1

Item 9.01    Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K (this “Report”) no later than 71 days following the date that this Report is required to be filed.

(b)	Pro Forma Financial Information.

Pro forma financial information will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

(a)	Exhibits

Exhibit No.     Description

2.1
Agreement and Plan of Merger by and between BOK Financial Corporation, CoBiz Financial, Inc. and BOKF Merger Corporation Number Sixteen, dated as of June 17, 2018 (attached as Exhibit 99.1 to BOK Financial Corporation’s Current Report on Form 8-K filed on June 18, 2018 and incorporated herein by reference.)

99.1        Press Release, dated October 1, 2018.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOK FINANCIAL CORPORATION

By: /s/ Steven E. Nell
Steven E. Nell
Executive Vice President
Chief Financial Officer

Date: October 1, 2018